Exhibit 99.2

[Vesting Upon Subsidiary Bank Sale]

CIB MARINE BANCSHARES, INC.
1999 STOCK OPTION AND INCENTIVE PLAN
KEY EMPLOYEE NON-QUALIFIED
STOCK OPTION AGREEMENT

(__________________, 20___)

This CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan Key Employee Non-Qualified Stock Option Agreement (Agreement) is made and entered into as of the      day of      , 20     by and between CIB Marine Bancshares, Inc. (CIBM), a Wisconsin corporation, with its principal office located at N27 W24025 Paul Court, P.O. Box 449, Pewaukee, Wisconsin 53072 and      (Participant).

WHEREAS, CIBM has adopted the CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan, including any amendments and adjustments thereto (the “Plan”), to permit the granting to certain key employees of CIBM and its subsidiaries stock options to purchase shares of CIBM’s common stock, $1.00 par value per share (Common Stock);

WHEREAS, Participant is a key employee of CIBM and/or one or more of its subsidiaries and CIBM desires the Participant to remain in such service by providing the Participant with a means to acquire or increase the Participant’s proprietary interest in CIBM; and

WHEREAS, Participant hereby acknowledges receipt of a copy of the Plan and the Summary of the CIB Marine Bancshares, Inc. Stock Option and Incentive Plan.

NOW, THEREFORE, with the foregoing recitals specifically incorporated by this reference and made a part hereof, and in consideration of the premises and of the covenants and agreements herein set forth, CIBM and the Participant hereby mutually covenant and agree as follows:

1. Definitions. Unless otherwise defined herein, any term used in this Agreement that is defined in the Plan shall have the same meaning as that term is defined in the Plan.

2. General Terms. Subject to the provisions set forth herein and the terms and conditions of the Plan, the terms of which are hereby incorporated by reference, and in consideration of the agreements of the Participant herein provided, CIBM hereby grants to the Participant an option to purchase from CIBM the number of shares of Common Stock, at the Exercise Price per share and on the exercise schedule set forth in Sections 3 and 4 of this Agreement (the “Option”). It is intended that the Option is designated as a non-qualified stock option and is not to be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

3. Description of Options. The following shall apply to the Option:

Shares Subject to Stock Option: .

Exercise Price Per Share: $ .

Date of Grant: , 20 .

Expiration Date: , 20 .

4. Exercise Schedule. Except and to the extent otherwise provided in this Agreement, the Option shall be exercisable as follows:

(a)	20% of the Option per annum on each anniversary date or during such one year period following each anniversary date, of the Date of Grant; or

(b)	accumulation of unexercised Options, i.e., 20% at or after 1 year anniversary; 40% at or after 2 year anniversary; 60% at or after 3 year anniversary; 80% at or after 4 year anniversary; 100% at or after 5 year anniversary, of Date of Grant, and thereafter until the Expiration Date.

Notwithstanding the foregoing, if there is an occurrence of an event described in Section 12(b) of the Plan, or if CIBM sells to an unrelated or non-affiliated third party all of the stock, or substantially all of the assets, of a subsidiary bank of which the Participant is President/Market President or Chief Executive Officer, the Participant’s outstanding Options shall become immediately vested and exercisable and may be exercised at any time during the term of the Option.

5. Acceptance of Terms. The exercise of the Option is conditioned upon the acceptance by the Participant of the terms hereof as evidenced by his or her execution of this Agreement and the return of an executed copy to Daniel J. Rasmussen, Secretary of CIBM, no later than      , 20     .

6. Termination of Employment. If the Participant’s employment with CIBM or any of its subsidiaries is terminated for any reason, the Option shall be exercisable pursuant to the terms of the Plan. Notwithstanding the foregoing, if a Participant who is both a Key Employee and a Director of CIBM terminates employment with CIBM and its subsidiaries for any reason, the Participant’s Options shall continue to be subject to the terms and conditions of the Plan applicable to Option grants to Directors, in which case (i) while the Participant continues to serve on the Board of CIBM, all outstanding Options shall continue to vest in accordance with Section 4 of this Agreement and all vested Options can be exercised until the Expiration Date set forth in Section 4 of this Agreement, and (ii) the provisions of Section 10(b) and (c) of the Plan shall not apply until the Participant ceases to serve on the Board of CIBM.

7. Election to Exercise. The Option shall be exercised in accordance with this Agreement, the Plan and such administrative regulations as the Committee shall from time to time adopt. Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by the Participant (or as the case may be, his or her personal representative in the event of the Participant’s death or such assignee as defined in Section 14(b) of the Plan) pursuant to Section 25 of the Plan. Such notice shall be accompanied by tender of payment of the entire Exercise Price for the shares being purchased pursuant to the terms of the Plan. CIBM or the Committee shall have the right to require the Participant to remit to CIBM, pursuant to the terms of the Plan, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by CIBM of any certificate for shares of Common Stock. Upon receipt of payment of the entire Exercise Price in a manner provided in Section 11 of the Plan, including any withholding taxes pursuant to Section 19 of the Plan, for the shares purchased, a certificate or certificates evidencing such shares shall be issued to Participant (or, if applicable, the legatee(s), executor(s), personal representative(s) or distributee(s) of a deceased participant, or the assignee of this Option pursuant to Section 14(b) of the Plan). In all cases, the exercise of an Option is subject to Section 11 of this Agreement.

8. Transfer Restrictions. Except as provided in Section 14(b) of the Plan, the Option may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

9. Surrender of Agreement. In the event the Option shall be exercised in whole, this Agreement shall be surrendered to CIBM for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by the Participant or the permitted transferee of this Option as provided under the Plan to CIBM for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as CIBM shall determine, the partial exercise or the change in the number or designation of the Common Stock.

10. Stockholder Rights. Neither the Participant nor any other person entitled to exercise the Option under the terms hereof and the Plan shall be, or have any of the rights or privileges of, a stockholder of CIBM with respect to any of the shares of Common Stock issuable on exercise of the Option, unless and until the Exercise Price for such shares and any withholding tax pursuant to Section 19 of the Plan shall have been paid in full.

11. Issuance and Delivery of Stock. Notwithstanding anything to the contrary in the Plan or this Agreement, no Option may be exercised unless and until shares of Common Stock can be issued or delivered by CIBM in compliance with all applicable laws and rules and pursuant to an effective Registration Statement filed under the Securities Act of 1933, as amended (the “Act”).

12. Disposition of Acquired Stock. The Participant agrees for himself or herself, and his or her heirs, legatees and legal representatives that, with respect to all Common Stock acquired pursuant to the terms and conditions of this Agreement, he or she and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares, except pursuant to an effective registration statement under the Act, if applicable, or except in a transaction which is exempt from registration under the Act.

13. No Employment Right. The Participant understands and agrees that by entering into this Agreement it does not confer upon him or her any right to continue in the employ of CIBM or any of its subsidiaries and that it does not prejudice or interfere in any way with the right of CIBM or any such subsidiary to terminate the employment of the Participant at any time.

14. Disputes. As a condition of granting the Option, the Participant agrees for himself or herself and his or her legal representatives that any dispute or disagreement which may arise under, or as a result of, or pursuant to the Plan or this Agreement shall be determined by the Committee, and any interpretation by the Committee of the terms of the Plan or this Agreement shall be final, binding, and conclusive. Participant shall be responsible for any and all costs and expenses (including legal fees) incurred by Participant or CIBM arising out of or relating to such dispute.

15. Governing Law. To the extent not pre-empted by Federal law, the Option and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin .

16. Professional Advice. The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Participant. Accordingly, Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealing with respect to the Option or the Common Stock.

17. Section Headings. The titles to the Sections of this Agreement are solely for convenience and shall not be used to explain, modify, simplify or aid in the interpretation of the provisions of this Agreement.

CIB MARINE BANCSHARES, INC.

By:
Stanley J. Calderon
Its: President and Chief Executive Officer

Attest:
Daniel J. Rasmussen
Its: Senior Vice President, General Counsel and Secretary

The undersigned hereby accepts the foregoing Option and the terms and conditions of this Agreement.

PARTICIPANT

(Name)